Exhibit 31.1

CERTIFICATIONS

I, Michael S. Kady, certify that:

1.

I have reviewed this annual report on Form 10-K of Quipp, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ MICHAEL S. KADY
Michael S. Kady
Chief Executive Officer

Date:  April 30, 2007